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                                                                   EXHIBIT 23.01
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07625 pertaining to the 1995 Equity Incentive Plan, 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan of Excite, Inc.) of our report dated March 27, 1997, with respect to the consolidated financial statements of Excite, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP
Palo Alto, California
March 28, 1997